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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to incorporation by reference in the registration Statements on Form S-8 (No. 333-74783 and No. 333-74785) of our report dated February 10, 1999, on our audits of the consolidated financial statements of Pharmacia & Upjohn, Inc. and its subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in this Form 10-K for the fiscal year ended December 31, 1998 of Pharmacia & Upjohn, Inc.





PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
March 30, 1999